Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-219217) and Forms S-8 (Nos. 333-216582, 333-208441, 333-173583, 333-173582, 333-160381, 333-157850, 333-134675, 333-112319, 333-22803, 333-00729 and 33-59797) of Campbell Soup Company of our report dated February 28, 2018 relating to the financial statements of Snyder's-Lance, Inc., which is incorporated by reference in this Current Report on Form 8-K of Campbell Soup Company.

/s/ PricewaterhouseCoopers LLP
 Charlotte, North Carolina

March 26, 2018